--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                          SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.  20549


                                      __________

                                      FORM 8-K/A
                                      __________



      Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange
                                     Act of 1934

          Date of Report (date of earliest event reported): January 22, 1999



                               ELDORADO BANCSHARES, INC.
                     --------------------------------------------
                (Exact name of registrant as specified in its charter)





          DELAWARE                     2-76555                 33-0720548
---------------------------     ----------------------        ------------
State or other jurisdiction     Commission File Number        IRS Employer
of incorporation                                           Identification No.

                          24012 CALLE DE LA PLATA, SUITE 340
                            LAGUNA HILLS, CALIFORNIA 92653
                         -----------------------------------
                       (Address of principal executive offices)
                                    (949) 699-4344
                            -----------------------------
                           (Registrant's telephone number,
                                 including area code)


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     On January 22, 1999, Eldorado Bancshares, Inc. (the "Company") completed the acquisition of Antelope Valley Bank ("AVB"), upon the merger of a wholly-owned subsidiary of the Company with and into AVB. Headquartered in Lancaster, California (located approximately 50 miles northeast of Los Angeles), AVB operates eight full service branches. As of December 31, 1998, AVB had total assets of $211.7 million and deposits of $187.7 million.

     In connection with the AVB Acquisition, the Company issued an aggregate of approximately 2,781,600 shares of Class B Common Stock to the shareholders of AVB based upon a fixed exchange ratio of 3.625 shares of Class B Common Stock for each share of AVB common stock. The determination of the exchange ratio was based upon arms length negotiation between the parties. The acquisition is being treated as a pooling of interests for accounting purposes.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial statements of businesses acquired.

                    FINANCIAL STATEMENTS AND REPORT OF
                 INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                          ANTELOPE VALLEY BANK

                     December 31, 1998, 1997, and 1996

                                CONTENTS


                                                                     Page
                                                                    -------
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                       3

FINANCIAL STATEMENTS

    BALANCE SHEETS                                                       4

    STATEMENTS OF EARNINGS                                               5

    STATEMENT OF STOCKHOLDERS' EQUITY                                    7

    STATEMENTS OF CASH FLOWS                                             8

    NOTES TO FINANCIAL STATEMENTS                                       10




       REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors
Antelope Valley Bank


We have audited the accompanying balance sheets of Antelope Valley Bank
(a California corporation) as of December 31, 1998 and 1997, and the related statements of earnings, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Antelope Valley Bank as of December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.


/s/ Grant Thornton LLP

Los Angeles, California
January 22, 1999

                                        Antelope Valley Bank
                                           BALANCE SHEETS
                                            December 31,


                                   ASSETS
                                                                           1998                  1997
                                                                    --------------------  --------------------
Cash and noninterest-earning deposits (minimum Federal
     Reserve balance at December 31, 1998 and 1997
     was $4,357,000 and $3,306,000, respectively)                          $ 13,260,000          $ 18,447,000

Federal funds sold                                                           19,300,000             4,380,000
                                                                    --------------------  --------------------

                 Cash and cash equivalents                                   32,560,000            22,827,000

Time deposits due from financial institutions                                 1,863,000             1,962,000

Securities available for sale - at fair value                                37,064,000            36,641,000

Loans, net                                                                  127,459,000           116,127,000

Premises and equipment - at cost, net of accumulated
     depreciation and amortization                                            2,751,000             2,527,000

Other real estate owned                                                          38,000                20,000

Other assets and accrued interest                                             9,965,000             9,555,000
                                                                    --------------------  --------------------

                                                                          $ 211,700,000         $ 189,659,000
                                                                    --------------------  --------------------
                                                                    --------------------  --------------------

                    LIABILITIES AND STOCKHOLDERS' EQUITY                   1998                  1997
                                                                    --------------------  --------------------
Deposits
     Noninterest-bearing demand deposits                                   $ 54,706,000          $ 48,856,000
     Interest-bearing deposits
        NOW accounts                                                         40,846,000            32,301,000
        Money market accounts                                                21,685,000            21,221,000
        Savings                                                              22,736,000            19,842,000
        Time deposits of $100,000 or more                                    11,390,000             9,885,000
        Other time deposits                                                  36,386,000            35,762,000
                                                                    --------------------  --------------------
                                                                            187,749,000           167,867,000
Other liabilities and accrued interest                                        2,558,000             2,112,000
                                                                    --------------------  --------------------
                                                                            190,307,000           169,979,000
Commitments and contingencies                                                         -                     -

Stockholders' equity
     Common stock - authorized, 10,000,000 shares without par
        value; issued and outstanding, 767,342 shares in
        1998 and 1997                                                         3,625,000             3,625,000
     Retained earnings                                                       17,397,000            15,935,000
     Accumulated other comprehensive income, net of tax                         371,000               120,000
                                                                    --------------------  --------------------
                                                                             21,393,000            19,680,000
                                                                    --------------------  --------------------

                                                                           $ 211,700,000         $ 189,659,000
                                                                    --------------------  --------------------
                                                                    --------------------  --------------------

      The accompanying notes are an integral part of these statements.

                                              Antelope Valley Bank
                                             STATEMENTS OF EARNINGS
                                            Year ended December 31,


                                                                1998                 1997                 1996
                                                          ------------------   ------------------  -------------------
Interest income
     Loans                                                     $ 11,859,000         $ 10,408,000          $ 8,766,000
     Securities available for sale
        Taxable                                                   1,131,000            1,562,000              926,000
        Nontaxable                                                  778,000              789,000              590,000
     Time deposits                                                   99,000              154,000              101,000
     Federal funds sold                                             697,000              451,000              424,000
                                                          ------------------   ------------------  -------------------
                                                                 14,564,000           13,364,000           10,807,000
                                                          ------------------   ------------------  -------------------
Interest expense
     Time deposits of $100,000 or more                              553,000              503,000              386,000
     Other deposits                                               3,012,000            2,978,000            2,355,000
                                                          ------------------   ------------------  -------------------
                                                                  3,565,000            3,481,000            2,741,000
                                                          ------------------   ------------------  -------------------

              Net interest income                                10,999,000            9,883,000            8,066,000

Provision for credit losses                                       1,280,000            1,054,000              700,000
                                                          ------------------   ------------------  -------------------

              Net interest income after provision
                  for credit losses                               9,719,000            8,829,000            7,366,000

Noninterest income
     Service charges on deposit accounts                          3,106,000            2,887,000            2,224,000
     Gain (loss) on sale of securities - net                              -              (16,000)              23,000
     Other                                                        1,227,000            1,354,000            2,270,000
                                                          ------------------   ------------------  -------------------
                                                                  4,333,000            4,225,000            4,517,000
                                                          ------------------   ------------------  -------------------

      The accompanying notes are an integral part of these statements.

                                              Antelope Valley Bank
                                       STATEMENTS OF EARNINGS - CONTINUED
                                            Year ended December 31,



                                                                1998                 1997                 1996
                                                          ------------------   ------------------  -------------------
Noninterest expense
     Salaries, wages and employee benefits                      $ 5,716,000          $ 4,818,000          $ 4,160,000
     Occupancy                                                      569,000              571,000              562,000
     Premises and equipment                                         519,000              482,000              488,000
     Other                                                        5,196,000            4,841,000            3,449,000
                                                          ------------------   ------------------  -------------------
                                                                 12,000,000           10,712,000            8,659,000
                                                          ------------------   ------------------  -------------------
              Earnings before income taxes                        2,052,000            2,342,000            3,224,000

Income tax expense                                                  590,000              422,000            1,130,000
                                                          ------------------   ------------------  -------------------
              NET EARNINGS                                      $ 1,462,000          $ 1,920,000          $ 2,094,000
                                                          ------------------   ------------------  -------------------
                                                          ------------------   ------------------  -------------------
Basic and diluted earnings per share                            $      1.91          $      2.50          $      2.73
                                                          ------------------   ------------------  -------------------
                                                          ------------------   ------------------  -------------------


      The accompanying notes are an integral part of these statements.

                                              Antelope Valley Bank
                                       STATEMENT OF STOCKHOLDERS' EQUITY
                                  For the three years ended December 31, 1998



                                                                                           Accumulated
                                           Number                                             Other
                                         of Shares        Common          Retained        Comprehensive
                                        Outstanding        Stock          Earnings            Income             Total
                                        -------------  --------------  ----------------  -----------------  ----------------
Balance - January 1, 1996                    511,636     $ 3,625,000      $ 11,924,000        $   350,000      $ 15,899,000

50% stock dividend                           255,706               -                 -                  -                 -

Cash dividend on fractional shares                 -               -            (3,000)                 -            (3,000)

Comprehensive income:
    Net changes in unrealized loss
      on securities available for
      sale, net of tax
      benefit of $199,000                          -               -                 -           (267,000)         (267,000)

    Net earnings for the year                      -               -         2,094,000                  -         2,094,000
                                                                                                            ----------------
      Comprehensive income                                                                                        1,827,000
                                        -------------  --------------  ----------------  -----------------  ----------------

Balance - December 31, 1996                  767,342       3,625,000        14,015,000             83,000        17,723,000

Comprehensive income:
    Net changes in unrealized gain
      on securities available for
      sale, net of tax of $27,000                  -               -                 -             37,000            37,000

    Net earnings for the year                      -               -         1,920,000                  -         1,920,000
                                                                                                            ----------------
      Comprehensive income                                                                                        1,957,000
                                        -------------  --------------  ----------------  -----------------  ----------------

Balance - December 31, 1997                  767,342       3,625,000        15,935,000            120,000        19,680,000

Comprehensive income:
    Net changes in unrealized gain
      on securities available for
      sale, net of tax of $179,000                 -               -                 -            251,000           251,000


    Net earnings for the year                      -               -         1,462,000                  -         1,462,000
                                                                                                            ----------------
      Comprehensive income                                                                                        1,713,000
                                        -------------  --------------  ----------------  -----------------  ----------------
Balance - December 31, 1998                  767,342     $ 3,625,000      $ 17,397,000        $   371,000      $ 21,393,000
                                        -------------  --------------  ----------------  -----------------  ----------------
                                        -------------  --------------  ----------------  -----------------  ----------------


      The accompanying notes are an integral part of these statements.

                              Antelope Valley Bank
                            STATEMENTS OF CASH FLOWS
                             Year ended December 31,


                                                                               1998              1997               1996
                                                                           ------------    --------------  ---------------
Increase (decrease) in cash

Cash flows from operating activities:
     Net earnings                                                          $ 1,462,000       $ 1,920,000       $2,094,000
     Adjustments to reconcile net earnings to net cash
       provided by operating activities
         Provision for credit losses                                         1,280,000         1,054,000          700,000
         Provision for losses on other real estate owned                             -                 -          330,000
         Depreciation of premises and equipment                                429,000           825,000          596,000
         Amortization of goodwill                                              446,000           367,000                -
         Loss (gain) on sale of equipment                                      (21,000)                -         (602,000)
         (Gain) loss on sale of other real estate owned                         21,000            (3,000)          22,000
         Loss (gain) on sale of investment securities, net                           -            16,000          (23,000)
         Net change in deferred loan fees                                      366,000            31,000           17,000
         Accretion of premiums and discounts on
           investment securities, net                                          478,000           (17,000)         (32,000)
         Increase in unearned discount on loans                                326,000         2,054,000        1,209,000
         Deferred income taxes                                                (345,000)          (89,000)        (150,000)
         Decrease (increase) in other assets                                  (691,000)       (4,589,000)      (2,218,000)
         Increase (decrease) in other liabilities                              446,000           229,000          337,000
                                                                           ------------    --------------  ---------------
                     Net cash provided by operating activities               4,197,000         1,798,000        2,280,000

Cash flows from investing activities:
     Proceeds from sale of securities available for sale                     5,677,000        12,673,000        7,983,000
     Purchases of securities available for sale                            (32,537,000)      (32,807,000)     (12,615,000)
     Proceeds from matured securities available for sale                    14,893,000         4,012,000        2,699,000
     Principal paydowns on investment securities                            11,498,000         3,362,000          520,000
     Decrease (increase) in time deposits due from financial institutions       99,000           789,000       (1,378,000)
     Net increase in loans                                                 (13,421,000)      (25,726,000)     (10,661,000)
     Purchases of premises and equipment                                      (667,000)         (942,000)        (192,000)
     Proceeds from sale of equipment                                            35,000                 -          868,000
     Proceeds from sale of real estate owned                                    78,000         1,878,000          404,000
                                                                           ------------    --------------  ---------------
                     Net cash used by investing activities                 (14,345,000)      (36,761,000)     (12,372,000)



    The accompanying notes are an integral part of these statements.

                                          Antelope Valley Bank
                                   STATEMENTS OF CASH FLOWS - CONTINUED
                                          Year ended December 31,


                                                                    1998             1997                    1996
                                                                ---------------  ----------------  ------------------
Cash flows from financing activities:
     Cash dividends                                               $          -     $           -       $      (3,000)
     Increase in deposits                                           19,881,000        40,238,000          13,923,000
                                                                ---------------  ----------------  ------------------

            Net cash provided by financing activities               19,881,000        40,238,000          13,920,000
                                                                ---------------  ----------------  ------------------
Increase in cash and cash equivalents                                9,733,000         5,275,000           3,828,000

Cash and cash equivalents at beginning of year                      22,827,000        17,552,000          13,724,000
                                                                ---------------  ----------------  ------------------

Cash and cash equivalents at end of year                          $ 32,560,000     $  22,827,000       $  17,552,000
                                                                ---------------  ----------------  ------------------
                                                                ---------------  ----------------  ------------------

Supplemental disclosures of cash flow information:
     Interest paid                                                $  3,787,000     $   3,435,000       $   2,421,000
                                                                ---------------  ----------------  ------------------
                                                                ---------------  ----------------  ------------------
     Income taxes paid                                            $    744,000     $     705,000       $   1,389,000
                                                                ---------------  ----------------  ------------------
                                                                ---------------  ----------------  ------------------
Supplemental disclosures of noncash investing activities:
     Acquisition of real estate in settlement of loans            $          -     $     194,000       $     251,000
                                                                ---------------  ----------------  ------------------
                                                                ---------------  ----------------  ------------------

    The accompanying notes are an integral part of these statements.

                                Antelope Valley Bank

                           NOTES TO FINANCIAL STATEMENTS

                          December 31, 1998, 1997 and 1996

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Antelope Valley Bank (the Bank) is engaged in the business of attracting deposits from the general public and using such deposits, together with borrowings and other funds, to make loans. Most of the Bank's business activity is with customers located within the Antelope Valley. The economy of the Antelope Valley is somewhat dependent upon the defense and aerospace industries. The ability of the Bank's customers to honor their loan agreements is dependent, in part, on the general economy of the Bank's market area.

     Bank revenues are derived principally from interest on loans and investments, and other fees. A major expense of the Bank is interest paid on deposits. Bank operations and net interest income are affected by general economic conditions and by the monetary and fiscal policies of the federal government. Deposit flows and costs of funds are influenced by interest rates on competing investments and general market interest rates.

     The accounting and reporting policies of the Bank conform with generally accepted accounting principles within the banking industry. A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

     1.   CASH AND CASH EQUIVALENTS

     For purposes of reporting cash flows, cash and cash equivalents include cash and noninterest-earning deposits and federal funds sold. Generally, federal funds are sold for one-day periods.

     2.   SECURITIES AVAILABLE FOR SALE

     Investments in marketable equity securities and all debt securities are classified as securities available for sale. Securities available for sale are carried at fair value and unrealized holding gains and losses, net of tax, are reported as a net amount in comprehensive income. Gains and losses on the sale of securities available for sale are determined using the specific identification method.

     3.   LOANS

     Loans are stated at their outstanding principal balances, less unearned discount, allowance for credit losses and unamortized deferred loan fees or costs.

                                Antelope Valley Bank

                          December 31, 1998, 1997 and 1996

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

     Interest is accrued daily as earned on all simple interest loans. Interest income on discounted loans is recognized under a method that approximates interest calculated using the interest method. Interest income is not recognized on loans if collection of the interest is deemed by management to be unlikely. The Bank recognizes loan origination fees as an adjustment of the loan's yield over the life of the loans by the interest method, which results in a constant rate of return. Certain direct costs, primarily salaries, of originating the loan are recognized over the life of the loan as a reduction of the yield rather than as an expense item when incurred.

     A loan is impaired when it is probable that a creditor will be unable to collect all amounts due (principal and interest) according to the contractual terms of the loan agreement. Measurement of the impairment is based on either the discounted future cash flows of the impaired loan or the fair market value of the collateral for a collateral-dependent loan. The Bank may select the measurement method on a loan-by-loan basis, except that collateral-dependent loans for which foreclosure is probable must be measured at the fair value of the collateral. Restructured loans are measured for impairment by discounting the total expected future cash flows using the loan's effective rate of interest in the original loan agreement.


     4.   ALLOWANCE AND PROVISION FOR CREDIT LOSSES

     The determination of the balance in the allowance for credit losses is based on an analysis of the loan portfolio and reflects an amount which, in management's judgment, is adequate to provide for potential losses after giving consideration to known and inherent risks in the loan portfolio, current economic conditions, past loss experience, estimated value of any underlying collateral and such other factors as deserve current recognition in estimating credit losses. The provision for credit losses is charged to expense.

     5.   DEPRECIATION AND AMORTIZATION

     Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. Leasehold improvements are amortized over the life of the lease or the service lives of the improvements, whichever is shorter. The straight-line method of depreciation is used for financial reporting purposes, while both straight-line and accelerated methods of depreciation are used for income tax purposes.

                                Antelope Valley Bank

                          December 31, 1998, 1997 and 1996

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

     6.   OTHER REAL ESTATE OWNED

     Other real estate owned, which represents properties acquired by foreclosure or by a deed in lieu of foreclosure, is initially recorded at the fair value of the property at the date of acquisition. Any valuation reductions required at the date of acquisition are charged to the allowance for credit losses. Subsequent to acquisition, other real estate owned is carried at the lower of recorded cost or fair value less cost to sell. Subsequent operating expenses or income, reduction in estimated values, and gains or losses on disposition of such properties are recognized in current operations.

     7.   INCOME TAXES

     Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

     8.   EARNINGS PER SHARE

     Basic and diluted earnings per share are based on the weighted average number of shares outstanding during each year retroactively adjusted for stock dividends. The weighted average number of shares used in the computation of earnings per share for each of the three years ended December 31, 1998, 1997 and 1996 was 767,342.

     9.   FAIR VALUE OF FINANCIAL INVESTMENTS

     A substantial portion of the Bank's assets and liabilities are considered financial instruments. However, many of such instruments lack an available trading market, as characterized by a willing buyer and seller engaging in an exchange transaction. Therefore, the Bank uses significant estimations and present value calculations to estimate their fair values.

     Changes in the assumptions or methodologies used to estimate fair values may materially affect the estimated amounts. Also, management is concerned that there may not be reasonable comparability between institutions due to the wide range of permitted assumptions and methodologies in the absence of active markets. This lack of uniformity gives rise to a high degree of subjectivity in estimating financial instrument fair values.

                                Antelope Valley Bank

                          December 31, 1998, 1997 and 1996

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

     10.  PERVASIVENESS OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     11.  GOODWILL

     Goodwill, from the acquisition of three branch offices of Wells Fargo Bank in 1997, representing the excess of cost over fair value of net assets acquired and is being amortized over ten years using the straight-line method.

     12.  COMPREHENSIVE INCOME

     In 1998, the Bank adopted Statement of Financial Accounting Standards No. 130 ("SFAS 130"), REPORTING COMPREHENSIVE INCOME, which prescribes standards for reporting comprehensive income and its components. The Bank's comprehensive income consists of net earnings for the current period and the net change in unrealized gains and losses on securities available for sale.

NOTE B - SECURITIES AVAILABLE FOR SALE

     The amortized cost and estimated fair values of securities available for sale as of December 31, are as follows:


                                                                       1998
                                --------------------------------------------------------------------------
                                                             Gross unrealized
                                   Amortized         ---------------------------------       Estimated
                                     Cost               Gains             Losses            Fair value
                                ----------------     -------------    ----------------    ----------------
  U.S. Agencies                    $20,510,000          $ 54,000          $(108,000)         $20,456,000
  Municipal                         13,923,000           696,000             (2,000)          14,617,000
  Corporate debt                     1,995,000                 -             (4,000)           1,991,000
                                ----------------     -------------    ----------------    ----------------

                                   $36,428,000          $750,000          $(114,000)         $37,064,000
                                ----------------     -------------    ----------------    ----------------
                                ----------------     -------------    ----------------    ----------------


                                Antelope Valley Bank

                          December 31, 1998, 1997 and 1996

NOTE B - SECURITIES AVAILABLE FOR SALE - Continued


                                                                 1997
                               --------------------------------------------------------------------------
                                                            Gross unrealized
                                  Amortized         ---------------------------------       Estimated
                                    Cost               Gains             Losses            Fair value
                               ----------------     -------------    ----------------    ----------------
 U.S. Treasury                   $  1,010,000        $    4,000      $             -       $  1,014,000
 U.S. Agencies                     21,638,000            97,000           (229,000)          21,506,000
 Municipal                         13,789,000           336,000             (4,000)          14,121,000
                               ----------------     -------------    ----------------    ----------------
                                  $36,437,000          $437,000          $(233,000)         $36,641,000
                               ----------------     -------------    ----------------    ----------------
                               ----------------     -------------    ----------------    ----------------

The amortized cost and estimated fair value of securities available for sale at December 31, 1998, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                                      Amortized              Estimated
                                                                         cost               fair value
                                                                  -------------------    ------------------
 Due in one year or less                                              $  7,251,000           $  7,268,000
 Due after one year through five years                                   6,535,000              6,608,000
 Due after five years through ten years                                  6,720,000              6,795,000
 Due after ten years                                                    15,922,000             16,393,000
                                                                  -------------------    ------------------

                                                                       $36,428,000            $37,064,000
                                                                  -------------------    ------------------
                                                                  -------------------    ------------------

     Securities available for sale pledged to secure public funds and for other purposes as required or permitted by law amounts to approximately $8,214,000 and $5,046,000 at December 31, 1998 and 1997, respectively.

                                Antelope Valley Bank

                          December 31, 1998, 1997 and 1996


NOTE C - LOANS AND ALLOWANCE FOR CREDIT LOSSES

    The composition of the Bank's loan portfolio at December 31, is as follows:


                                                                                1998                   1997
                                                                          ------------------     ------------------
        Real estate loans
            Construction                                                    $    1,859,000        $       715,000
            Mortgage                                                            15,543,000             14,863,000
        Commercial and industrial loans                                         37,194,000             35,920,000
        Loans to individuals for automobiles, household,
            family and other personal expenditures                              82,784,000             74,264,000
                                                                          ------------------     ------------------
                                                                               137,380,000            125,762,000
        Less:
            Unearned discount                                                    8,531,000              8,206,000
            Deferred loan costs, net                                              (466,000)               (99,000)
            Allowance for credit losses                                          1,856,000              1,528,000
                                                                          ------------------     ------------------

                                                                              $127,459,000           $116,127,000
                                                                          ------------------     ------------------
                                                                          ------------------     ------------------

    As of December 31, 1998 and 1997, the Bank has nonaccruing loans of $56,000 and $461,000, respectively.

    Transactions in the allowance for credit losses are summarized as follows:


                                                                1998                1997                1996
                                                           ---------------     ----------------    ----------------
          Balance at beginning of year                         $1,528,000          $1,370,000          $1,410,000
          Provision for credit losses
              charged to operations                             1,280,000           1,054,000             700,000
          Credit losses charged to allowance                   (1,769,000)         (1,665,000)         (1,270,000)
          Recoveries credited to allowance                        817,000             769,000             530,000
                                                           ---------------     ----------------    ----------------

          Balance at end of year                               $1,856,000          $1,528,000          $1,370,000
                                                           ---------------     ----------------    ----------------
                                                           ---------------     ----------------    ----------------

                                Antelope Valley Bank

                          December 31, 1998, 1997 and 1996


NOTE C - LOANS AND ALLOWANCE FOR CREDIT LOSSES - Continued

    The recorded investment of impaired loans and the allowance for credit losses related to these loans are as follows:


                                                                                     1998               1997
                                                                                ---------------    ----------------
          Principal amount of impaired loans                                          $886,000         $1,255,000
          Accrued interest                                                               1,000             28,000
                                                                                ---------------    ----------------
                                                                                       887,000          1,283,000
          Less allowance for credit losses                                             106,000            151,000
                                                                                ---------------    ----------------

                                                                                      $781,000         $1,132,000
                                                                                ---------------    ----------------
                                                                                ---------------    ----------------

       The activity in the allowance for credit losses for impaired loans is as follows:


                                                                   1998               1997               1996
                                                              ---------------     --------------     --------------
          Allowance at beginning of year                           $151,000           $ 155,000           $127,000
          Net (charges) recoveries from operations                  (20,000)            479,000             73,000
             for impairment
          Direct write-downs                                        (25,000)           (483,000)           (45,000)
                                                              ---------------     --------------     --------------

          Allowance at end of year                                 $106,000           $ 151,000           $155,000
                                                              ---------------     --------------     --------------
                                                              ---------------     --------------     --------------

    Total cash collected on impaired loans during 1998 and 1997 was $356,000 and $274,000, of which $279,000 and $188,000 was credited to the principal balance outstanding on such loans and $77,000 and $86,000 was recognized as interest income, respectively. Interest that would have been accrued on impaired loans during 1998 and 1997 was $81,000 and $98,000, respectively.

                                Antelope Valley Bank

                          December 31, 1998, 1997 and 1996


NOTE D - RELATED PARTY TRANSACTIONS

    In the ordinary course of business, the Bank has granted loans to certain directors and the companies with which they are associated. All such loans and commitments to lend were made under terms that are consistent with the Bank's normal lending policies.

    A summary of directors' loan activity is as follows:


                                                                           1998                  1997
                                                                     -----------------     -----------------
          Beginning balance                                               $1,873,000            $2,486,000
          New loans made, including renewals                                 451,000               356,000
          Repayments                                                        (399,000)             (969,000)
                                                                     -----------------     -----------------

          Ending balance                                                  $1,925,000            $1,873,000
                                                                     -----------------     -----------------
                                                                     -----------------     -----------------

    As of December 31, 1998 and 1997, there are undisbursed lines of credit of $810,000 and $545,000, respectively, to directors.

    The Bank purchases insurance coverage through an agency controlled by a director. Premiums paid in 1998, 1997 and 1996 were approximately $275,000, $220,000 and $176,000, respectively. The Bank also obtains legal counsel from a law firm wherein one of the directors of the Bank is a partner. Legal expenses paid to the firm in 1998, 1997 and 1996 were $34,000, $27,000 and $20,000, respectively.

    The Bank has an ownership interest in a company which provides data processing services to the Bank. The Bank paid approximately $1,169,000, $1,300,000 and $677,000 in 1998, 1997 and 1996, respectively, to this company for these services.

                                Antelope Valley Bank

                          December 31, 1998, 1997 and 1996


NOTE E - PREMISES AND EQUIPMENT - AT COST

    Premises and equipment at December 31, are as follows:


                                                                              1998                1997
                                                                         ---------------     ----------------
          Building                                                           $2,267,000          $1,963,000
          Furniture, fixtures and equipment                                   3,033,000           2,852,000
          Leasehold improvements                                                 95,000              88,000
          Bank automobiles                                                      126,000             117,000
                                                                         ---------------     ----------------
                                                                              5,521,000           5,020,000
          Less accumulated depreciation and amortization                      3,276,000           2,868,000
                                                                         ---------------     ----------------
                                                                              2,245,000           2,152,000
          Land                                                                  506,000             375,000
                                                                         ---------------     ----------------
                                                                             $2,751,000          $2,527,000
                                                                         ---------------     ----------------
                                                                         ---------------     ----------------

     During 1997, the Bank acquired three branch offices from Wells Fargo Bank in Rosamond, Wrightwood, and Frazier Park, California.


NOTE F - INCOME TAXES

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Bank's deferred tax liabilities and assets as of December 31, 1998 and 1997 are as follows:

                                                                              1998                 1997
                                                                         ----------------     ---------------
           Deferred tax assets:
              Allowance for credit losses                                   $   390,000           $252,000
              Deferred compensation                                             703,000            419,000
              Current state taxes                                               109,000             90,000
              Goodwill                                                          122,000             55,000
                                                                         ----------------     ---------------

                          Total deferred tax assets                           1,324,000            816,000
                                                                         ----------------     ---------------


                                Antelope Valley Bank

                          December 31, 1998, 1997 and 1996


NOTE F - INCOME TAXES - Continued

                                                                              1998               1997
                                                                         ---------------    ---------------
           Deferred liabilities:
              Depreciation                                                  $   (1,000)         $  30,000
              Deferred state taxes                                              47,000             39,000
              Deferred loan costs                                              324,000            137,000
              Unrealized gains on securities                                   285,000             92,000
                                                                         ---------------    ---------------
                          Total deferred tax liabilities                       655,000            298,000
                                                                         ---------------    ---------------

                          Net deferred tax asset                              $669,000           $518,000
                                                                         ---------------    ---------------
                                                                         ---------------    ---------------

    The current and deferred amounts of income tax provisions are as follows:


                                                          1998                1997               1996
                                                     ---------------     ---------------    ---------------
             Current tax expense
                Federal                                   $664,000            $306,000        $   889,000
                State                                      271,000             205,000            391,000
                                                     ---------------     ---------------    ---------------
                                                           935,000             511,000          1,280,000
             Deferred tax expense (benefit)
                Federal                                   (276,000)            (89,000)          (110,000)
                State                                      (69,000)                  -            (40,000)
                                                     ---------------     ---------------    ---------------
                                                          (345,000)            (89,000)          (150,000)
                                                     ---------------     ---------------    ---------------

                                                          $590,000            $422,000         $1,130,000
                                                     ---------------     ---------------    ---------------
                                                     ---------------     ---------------    ---------------

                                Antelope Valley Bank

                          December 31, 1998, 1997 and 1996


NOTE F - INCOME TAXES - Continued

    As a result of the following items, the total income tax expense differs from the amount computed by applying the statutory federal income tax rate to earnings before income taxes:


                                               1998                         1997                         1996
                                     -------------------------    -------------------------    --------------------------
                                       Amount        Percent        Amount        Percent         Amount         Percent
                                     ------------    ---------    -----------     ---------    -------------    ----------
      Federal income tax
         Expense at statutory          $697,000        34.0%        $796,000        34.0%       $1,096,000        34.0%
           rate
      State franchise taxes,
         net of federal benefit         147,000         7.2          177,000         7.6           244,000         7.6
      Nontaxable income                (313,000)      (15.3)        (331,000)      (14.1)         (245,000)       (7.6)
      Change in estimate
        related to prior year
        sale of  fixed assets                 -         -           (154,000)       (6.6)                -         -
      Non-deductible expenses            59,000         2.9          (66,000)       (2.9)           35,000         1.1
                                     ------------    ---------    -----------     ---------    -------------    ----------

                                       $590,000        28.8%        $422,000        18.0%       $1,130,000        35.1%
                                     ------------    ---------    -----------     ---------    -------------    ----------
                                     ------------    ---------    -----------     ---------    -------------    ----------

NOTE G - MATURITIES OF CERTIFICATES OF DEPOSIT

    At December 31, 1998, the scheduled maturities of certificates of deposit are as follows:


             1999                                                            $40,512,000
             2000                                                              5,719,000
             2001                                                                695,000
             2002                                                                230,000
             2003 and thereafter                                                 620,000
                                                                          -----------------
                                                                             $47,776,000
                                                                          -----------------
                                                                          -----------------

NOTE H - COMMITMENTS AND CONTINGENCIES

    The Bank leases offices and land from nonaffiliates under operating leases expiring through 2003 with options to extend the leases for periods ranging from two to twenty years. Additionally, the Bank has a commitment to assume a land lease based on the sale of a building in 1995. This lease commitment extends through 2005 and is for payments totalling $189,000.

                                Antelope Valley Bank

                          December 31, 1998, 1997 and 1996


NOTE H - COMMITMENTS AND CONTINGENCIES - Continued

    The following is a schedule by years of future minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of December 31, 1998:


                 Year ending December 31,                                                   Amount
                 ------------------------                                                -------------
                      1999                                                                  $ 95,000
                      2000                                                                    65,000
                      2001                                                                    45,000
                      2002                                                                    30,000
                      2003                                                                     6,000
                                                                                         --------------
                      Total minimum payments required                                       $241,000
                                                                                         --------------
                                                                                         --------------

    Rental expense for 1998, 1997 and 1996 was approximately $82,000, $87,000 and $89,000, respectively.

    In the normal course of business, the Bank is involved in various litigation. In the opinion of management, based on the advice of the Bank's legal counsel, the disposition of all pending litigation will not have a material effect on the Bank's financial position and results of operation.


NOTE I - OTHER INCOME AND EXPENSE

    Other income and expense for the years ended December 31, consist of the following:


                                                                    1998                1997               1996
                                                              -----------------    ---------------     --------------
          Income
          ------
             Customer EFT transaction and
                acquirer fees                                    $   212,000         $   160,000         $   165,000
             Gross rental income                                           -              63,000             240,000
             Data processing income                                        -                   -             240,000
             Credit card/merchant fees                                70,000             131,000             132,000
             Gain on sale of assets                                   11,000                   -             602,000
             Fee income - customer service                           418,000             496,000             447,000
             Other                                                   516,000             504,000             444,000
                                                              -----------------    ---------------     --------------
                                                                  $1,227,000          $1,354,000          $2,270,000
                                                              -----------------    ---------------     --------------
                                                              -----------------    ---------------     --------------


NOTE I - OTHER INCOME AND EXPENSE - Continued

                                Antelope Valley Bank

                          December 31, 1998, 1997 and 1996

                                                                     1998               1997               1996
                                                                ---------------    ---------------     --------------
          Expenses
          --------
             Office supplies                                      $   467,000        $   452,000         $   286,000
             Advertising                                              215,000            240,000             230,000
             Professional services                                    720,000            453,000             341,000
             Data processing fees                                   1,169,000          1,300,000             677,000
             Public relations                                          84,000             79,000              75,000
             Telephone                                                248,000            191,000             131,000
             Amortization of goodwill                                 446,000            367,000                   -
             Loan and collection expenses                             151,000            254,000             454,000
             Other                                                  1,696,000          1,505,000           1,255,000
                                                                ---------------    ---------------     --------------
                                                                  $ 5,196,000        $ 4,841,000         $ 3,449,000
                                                                ---------------    ---------------     --------------
                                                                ---------------    ---------------     --------------

NOTE J - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

    The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet. The contract or notional amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

                                Antelope Valley Bank

                          December 31, 1998, 1997 and 1996

NOTE J - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK - Continued

    The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.


                                                                            Contract or notional amount
                                                                                     December 31,
                                                                         ------------------------------------
                                                                              1998                1997
                                                                         ----------------    ----------------
          Financial instruments whose contract amounts
             represent credit risk:
                Commitments to extend credit                                $10,352,000         $ 8,229,000
                                                                         ----------------    ----------------
                                                                         ----------------    ----------------

                Standby letters of credit                                   $   502,000         $   814,000
                                                                         ----------------    ----------------
                                                                         ----------------    ----------------

    Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation. Collateral held varies but may include accounts receivable, inventory, property, plant, and equipment, and income-producing commercial properties.

    Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions.

                                Antelope Valley Bank

                          December 31, 1998, 1997 and 1996


NOTE K- BENEFIT PLANS

    The Bank has a profit sharing and deferred compensation 401(k) plan for all eligible employees. The employees may contribute up to 15% of their eligible compensation. The Bank matches a portion of employee contributions and the Bank's contribution vests over a period of five years. Contributions were approximately $93,000, $81,000 and $75,000 for the years ended December 31, 1998, 1997 and 1996, respectively.

    The Bank has entered into retirement benefit agreements with certain officers providing for future benefits aggregating approximately $6,157,000, payable in equal annual installments for fifteen years from the death or retirement dates of each participating officer. The obligations for these agreements are funded by single premium life insurance policies, with cash surrender values aggregating approximately $3,507,000 and $3,363,000 at December 31, 1998 and 1997 respectively. As of December 31, 1998 and 1997, approximately $1,568,000 and $941,000 respectively, has been accrued in conjunction with these agreements. The Bank expensed approximately $639,440 $272,470 and $144,449 for the years ended December 31, 1998, 1997 and 1996, respectively.


NOTE L - REGULATORY CAPITAL REQUIREMENTS

    The Bank is subject to various regulatory capital requirements administered by the federal and state Banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional, discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. The regulations require the Bank to meet specific capital adequacy guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting principles. The Bank's capital classification is also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

                                Antelope Valley Bank

                          December 31, 1998, 1997 and 1996


NOTE L - REGULATORY CAPITAL REQUIREMENTS - Continued

    Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and minimum ratios of Tier 1 and total capital (as defined) to risk-weighted assets (as defined). Management believes, as of December 31, 1998, that the Bank meets all capital adequacy requirements to which it is subject.

    As of December 31, 1998, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as "well capitalized" under regulatory framework for prompt corrective action. To be considered adequately capitalized (as defined) under the regulatory framework for prompt corrective action, the Bank must maintain minimum Tier 1 leverage, Tier 1 risk-based and total risk-based ratios as set forth in the table below. There are no conditions, or events since that notification that management believes have changed the Bank's category. The Bank's actual capital amounts and ratios are also presented in the table.


                                                                                                 To Be Well Capitalized
                                                                        For Capital             Under Prompt Corrective
                                             Actual                  Adequacy Purposes             Action Provisions
                                    --------------------------    -------------------------    ---------------------------
                                       Amount          Ratio         Amount         Ratio         Amount          Ratio
                                    --------------    --------    --------------    -------    --------------    ---------
As of December 31, 1998
   Total Capital
      (to Risk Weighted Assets)       $19,260,000      12.7%        $12,096,000      8.0%       $15,121,000       10.0%

   Tier I Capital
      (to Risk Weighted Assets)       $17,604,000      11.4%       $  6,048,000      4.0%       $ 9,072,000        6.0%

   Leverage Capital
      (to Total Average Assets)       $17,604,000       8.4%       $  8,185,000      4.0%       $10,232,000        5.0%

                                Antelope Valley Bank

                          December 31, 1998, 1997 and 1996


NOTE L - REGULATORY CAPITAL REQUIREMENTS - Continued


                                                                                                 To Be Well Capitalized
                                                                        For Capital             Under Prompt Corrective
                                             Actual                  Adequacy Purposes             Action Provisions
                                    --------------------------    -------------------------    ---------------------------
                                       Amount          Ratio         Amount         Ratio         Amount          Ratio
                                    --------------    --------    --------------    -------    --------------    ---------
As of December 31, 1997
   Total Capital
      (to Risk Weighted Assets)       $16,990,000      12.6%        $10,829,000      8.0%       $13,536,000       10.0%

   Tier I Capital
      (to Risk Weighted Assets)       $15,463,000      11.4%        $ 5,414,000      4.0%       $ 8,122,000        6.0%

   Leverage Capital
      (to Total Average Assets)       $15,463,000       8.4%        $ 7,410,000      4.0%       $ 9,263,000        5.0%



NOTE M - STOCK SPLIT EFFECTED IN THE FORM OF A DIVIDEND

    On April 17, 1996, the Bank's Board of Directors declared a 50% stock dividend that was distributed on June 7, 1996, to stockholders of record on April 24, 1996. As a result of the split, 255,706 additional shares were issued. There were no such stock splits or dividends in 1998 or 1997.


NOTE N - FAIR VALUES OF FINANCIAL INSTRUMENTS

    Fair values have been estimated using data which management considered the best available using methodologies deemed suitable for the pertinent category of financial instruments. The estimation methodologies are as follows:

    CASH AND CASH EQUIVALENTS. The carrying amount approximates the fair value.

    TIME DEPOSITS DUE FROM FINANCIAL INSTITUTIONS. The carrying amount approximates the fair value.

    SECURITIES AVAILABLE FOR SALE. Fair values are based upon quoted market prices.

                                Antelope Valley Bank

                          December 31, 1998, 1997 and 1996


NOTE N - FAIR VALUES OF FINANCIAL INSTRUMENTS - Continued

    LOANS RECEIVABLE. For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for certain mortgage loans (for example, one-to-four family residential), credit-card loans, and other consumer loans are based on quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan characteristics. Fair value of commercial real estate and commercial loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for impaired loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

    DEPOSITS. The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand (that is, their carrying amount). The carrying amounts of variable-rate, fixed-term money-market accounts and certificates of deposit (CDs) approximate their fair values at the reporting date. Fair values for fixed-rate CDs are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

    OFF-BALANCE-SHEET INSTRUMENTS. Fair value estimates were not made for these financial instruments as there is not a quoted market price for these types of financial instruments and the Bank has not developed a valuation model necessary to make such an estimate. However, management believes that the current fees assessed on these off-balance-sheet items represent market rates which would be charged for similar agreements. The Bank enters into certain financial commitments in the normal course of business. Management does not anticipate that those financial instruments will have a material adverse effect on the Bank's financial position or results of operations.

                                Antelope Valley Bank
                     NOTES TO FINANCIAL STATEMENTS - CONTINUED
                          December 31, 1998, 1997 and 1996


NOTE N - FAIR VALUES OF FINANCIAL INSTRUMENTS - Continued

    The estimated fair values of the Bank's financial instruments are as follows (in thousands):


                                                                                          December 31, 1998
                                                                                --------------------------------------
                                                                                   Carrying
                                                                                    Amount              Fair value
                                                                                ----------------     -----------------
          Financial assets:
             Cash and cash equivalents                                              $  32,560            $  32,560
             Time deposits due from financial institutions                              1,863                1,863
             Securities available for sale                                             37,064               37,064

             Loans - net                                                              127,459              130,246

             Accrued interest receivable                                                  899                  899

          Financial liabilities:
             Deposits                                                                 187,749              187,782
             Accrued interest payable                                                     852                  852



                                                                                          December 31, 1997
                                                                                --------------------------------------
                                                                                   Carrying
                                                                                    Amount              Fair value
                                                                                ----------------     -----------------
          Financial assets:
             Cash and cash equivalents                                              $  22,827            $  22,827
             Time deposits due from financial institutions                              1,962                1,962
             Securities available for sale                                             36,641               36,641

             Loans - net                                                              116,127              118,060

             Accrued interest receivable                                                  908                  908

          Financial liabilities:
             Deposits                                                                 167,867              167,944
             Accrued interest payable                                                   1,073                1,073


                                Antelope Valley Bank

                          December 31, 1998, 1997 and 1996


NOTE O - SUBSEQUENT EVENT

   As of January 22, 1999, the Bank consummated a business combination with Eldorado Bancshares, Inc. in which the Bank's shareholders exchanged all of their outstanding common stock for shares of common stock of Eldorado Bancshares, Inc. The business combination was accounted for as a pooling of interest. As a result, the Bank has become a wholly-owned subsidiary of Eldorado Bancshares Inc.

   b) Proforma financial information

        UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION


         The following Unaudited Pro Forma Combined Condensed Financial Information combines the historical Consolidated Condensed Financial Statements of the Company and Antelope giving effect to the Merger as if it had been effective prior to the periods presented with respect to the Pro Forma Combined Condensed Statement of Condition, and as of the beginning of the periods indicated, with respect to the Pro Forma Combined Condensed Statements of Operations. This information is presented under pooling-of-interests accounting after giving effect to the 1-for-2 reverse split of common stock that was effected by the Company in September 1999. This information should be read in conjunction with the historical consolidated financial statements of the Company and Antelope, including their respective notes thereto. The effect of estimated merger and reorganization costs expected to be incurred in connection with the Merger has not been reflected in the pro forma combined condensed statement of condition or in the pro forma combined condensed statements of operation. The unaudited pro forma combined condensed financial information does not give effect to any anticipated operating efficiencies in conjunction with the Merger. The pro forma combined condensed statement of condition is not necessarily indicative of the actual financial position that would have existed had the Merger been consummated on December 31, 1998, or that may exist in the future. The pro forma combined condensed statements of operation are not necessarily indicative of the results that would have occurred had the Merger been consummated on the dates indicated or that may be achieved in the future. Assuming the consummation of the Merger, the actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein because of a variety of factors, including changes in value and changes in operating results between the dates of the pro forma financial data and the date on which the Merger takes place.

          UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF CONDITION
                           POOLING-OF-INTERESTS METHOD
                                DECEMBER 31, 1998


                                                         ELBI          Antelope          Pro Forma         Pro Forma
                                                 (Historical)      (Historical)         Adjustment              ELBI
                                                 ------------     -------------        ------------   --------------
                  Assets
-----------------------------------------
Cash and due from banks                          $109,280,000       $13,260,000     $            -      $122,540,000
Federal funds sold                                          -        19,300,000                  -        19,300,000
Interest bearing deposits in other banks                    -         1,863,000                  -         1,863,000
Investment securities available for sale          213,399,000        37,064,000                  -       250,463,000
Mortgage loans held for sale                      248,833,000                 -                  -       248,833,000
Loans and leases, net                             505,452,000       127,459,000                  -       632,911,000
Premise and equipment                               9,632,000         2,751,000                  -        12,383,000
Other real estate owned                             1,545,000            38,000                  -         1,583,000
Goodwill and other intangibles                     63,727,000         3,651,000                  -        67,378,000
Other assets                                       33,982,000         6,314,000                  -        40,296,000
                                                -------------      ------------      -------------    --------------
Total assets                                    1,185,850,000       211,700,000                  -     1,397,550,000
                                                -------------      ------------      -------------    --------------
                                                -------------      ------------      -------------    --------------

Liabilities and Shareholders' Equity
-----------------------------------------
Liabilities
Deposits:
  Non-interest bearing                            259,185,000        54,706,000                  -       313,891,000
  Interest bearing                                774,553,000       133,043,000                  -       907,596,000
                                                -------------      ------------      -------------    --------------
    Total deposits                              1,033,738,000       187,749,000                  -     1,221,487,000

Federal funds purchased                             5,900,000                 -                  -         5,900,000
Subordinated debentures                            27,657,000                 -                  -        27,657,000
Due to related parties                                338,000                 -                  -           338,000
Accrued expenses and other liabilities             20,077,000         2,558,000                  -        22,635,000
                                                -------------      ------------      -------------    --------------
    Total liabilities                           1,087,710,000       190,307,000                  -     1,278,017,000

Shareholders' equity:
  Preferred stock                                  11,659,000                 -                  -        11,659,000
  Common stock                                     84,038,000         3,625,000                  -        87,663,000
  Retained earnings                                 3,194,000        17,397,000                  -        20,591,000
  Unearned compensation                            (1,006,000)                -                  -        (1,006,000)
  Unrealized gain (loss) on securities
    available for sale                                255,000           371,000                  -           626,000
                                                -------------      ------------      -------------    --------------
    Total shareholders' equity                     98,140,000        21,393,000                  -       119,533,000

Total liabilities and shareholders' equity     $1,185,850,000      $211,700,000    $             -    $1,397,550,000
                                                -------------      ------------      -------------    --------------
                                                -------------      ------------      -------------    --------------

               See Accompanying Notes to Unaudited Pro
            Forma Combined Condensed Financial Statements

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                           POOLING-OF-INTERESTS METHOD
                      FOR THE YEAR ENDED DECEMBER 31, 1998


                                                                      ELBI      Antelope    Pro Forma          ELBI
                                                              (Historical)  (Historical)   Adjustment     Pro Forma
                                                             -------------  ------------  -----------   -----------
Interest income:
  Interest and fees on loans                                    59,323,000    11,859,000            -    71,182,000
  Income from lease finance receivables                          6,661,000             -            -     6,661,000
  Interest and dividend on securities                            5,881,000     1,909,000            -     7,790,000
  Interest on Federal funds sold                                 2,622,000       697,000            -     3,319,000
  Interest on deposits with other financial institutions                -         99,000            -        99,000
                                                             -------------  ------------  -----------   -----------
    Total interest income                                       74,487,000    14,564,000            -    89,051,000
Interest expense:
  Interest on deposits                                          26,997,000     3,565,000            -    30,562,000
  Debentures                                                     3,310,000             -            -     3,310,000
  Federal funds purchased                                          806,000             -            -       806,000
                                                             -------------  ------------  -----------   -----------
    Total interest expense                                      31,113,000     3,565,000            -    34,678,000
                                                             -------------  ------------  -----------   -----------
      Net interest income                                       43,374,000    10,999,000            -    54,373,000

Provision for loan and lease losses                              4,272,000     1,280,000            -     5,552,000
                                                             -------------  ------------  -----------   -----------
Net interest income after provision for loan and lease losses   39,102,000     9,719,000            -    48,821,000

Non-interest income:
  Service charges on deposit accounts                            3,350,000     3,106,000            -     6,456,000
  Gain on sale of mortgage loans                                11,994,000             -            -    11,994,000
  Other income                                                   6,211,000     1,227,000            -     7,438,000
                                                             -------------  ------------  -----------   -----------
    Total non-interest income                                   21,555,000     4,333,000            -    25,888,000
Non-interest expense:
  Salaries and employee benefits                                21,884,000     5,716,000            -    27,600,000
  Occupancy and equipment                                        7,335,000     1,088,000            -     8,423,000
  Amortization of goodwill and other intangibles                 3,550,000       446,000            -     3,996,000
  Other                                                         18,508,000     4,750,000            -    23,258,000
                                                             -------------  ------------  -----------   -----------
Total non-interest expense                                      51,277,000    12,000,000            -    63,277,000
                                                             -------------  ------------  -----------   -----------
Income before taxes                                              9,380,000     2,052,000            -    11,432,000
Income tax provision                                            (5,428,000)     (590,000)           -    (6,018,000)
                                                             -------------  ------------  -----------   -----------
Net income                                                   $   3,952,000 $   1,462,000            -  $  5,414,000
                                                             -------------  ------------  -----------   -----------
                                                             -------------  ------------  -----------   -----------
Net income available to common                               $   2,670,000 $   1,462,000            -  $  4,132,000

Weighted average shares outstanding
  Basic                                                          9,173,699     2,781,615            -    11,955,314
  Diluted                                                        9,652,155     2,781,615            -    12,433,770
Earnings per share
  Basic                                                      $        0.29 $        0.53            - $        0.35
  Diluted                                                    $        0.28 $        0.53            - $        0.33

               See Accompanying Notes to Unaudited Pro
            Forma Combined Condensed Financial Statements

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                           POOLING-OF-INTERESTS METHOD
                      FOR THE YEAR ENDED DECEMBER 31, 1997


                                                                      ELBI      Antelope    Pro Forma          ELBI
                                                              (Historical)  (Historical)   Adjustment     Pro Forma
                                                             -------------  ------------  -----------   -----------
Interest income:
  Interest and fees on loans                                    43,103,000    10,408,000            -    53,511,000
  Income from lease finance receivables                          4,127,000             -            -     4,127,000
  Interest and dividend on securities                            4,979,000     2,351,000            -     7,330,000
  Interest on Federal funds sold                                 1,286,000       451,000            -     1,737,000
  Interest on deposits with other financial institutions                -        154,000            -       154,000
                                                             -------------  ------------  -----------   -----------
    Total interest income                                       53,495,000    13,364,000            -    66,859,000
Interest expense:
  Interest on deposits                                          18,143,000     3,481,000            -    21,624,000
  Debentures                                                     1,908,000             -            -     1,908,000
  Federal funds purchased                                          563,000             -            -       563,000
                                                             -------------  ------------  -----------   -----------
    Total interest expense                                      20,614,000     3,481,000            -    24,095,000
                                                             -------------  ------------  -----------   -----------
      Net interest income                                       32,881,000     9,883,000            -    42,764,000

Provision for loan and lease losses                              1,495,000     1,054,000            -     2,549,000
                                                             -------------  ------------  -----------   -----------
Net interest income after provision for loan and lease losses   31,386,000     8,829,000            -    40,215,000

Non-interest income:
  Service charges on deposit accounts                            2,675,000     2,887,000            -     5,562,000
  Gain on sale of mortgage loans                                 6,887,000             -            -     6,887,000
  Other income                                                   5,342,000     1,338,000            -     6,680,000
                                                             -------------  ------------  -----------   -----------
    Total non-interest income                                   14,904,000     4,225,000            -    19,129,000
Non-interest expense:
  Salaries and employee benefits                                16,172,000     4,818,000            -    20,990,000
  Occupancy and equipment                                        5,959,000     1,053,000            -     7,012,000
  Provision for recourse obligation                              2,021,000             -            -     2,021,000
  Amortization of goodwill and other intangibles                 2,514,000       367,000            -     2,881,000
  Other                                                         13,022,000     4,474,000            -    17,496,000
                                                             -------------  ------------  -----------   -----------
Total non-interest expense                                      39,688,000    10,712,000            -    50,400,000
                                                             -------------  ------------  -----------   -----------

Income before taxes                                              6,602,000     2,342,000            -     8,944,000
Income tax provision                                            (3,612,000)     (422,000)           -    (4,034,000)
                                                             -------------  ------------  -----------   -----------
Net income                                                   $   2,990,000 $   1,920,000            -  $  4,910,000
                                                             -------------  ------------  -----------   -----------
                                                             -------------  ------------  -----------   -----------

Net income available to common                               $   2,259,000 $   1,920,000            -  $  4,179,000

Weighted average shares outstanding
  Basic                                                          7,406,062     2,781,615            -    10,187,677
  Diluted                                                        8,634,651     2,781,615            -    11,416,266
Earnings per share
  Basic                                                      $        0.31 $        0.69            -  $       0.41
  Diluted                                                    $        0.26 $        0.69            -  $       0.37


               See Accompanying Notes to Unaudited Pro Forma
                  Combined Condensed Financial Statements

          UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                         POOLING-OF-INTERESTS METHOD
                      FOR THE YEAR ENDED DECEMBER 31, 1996


                                                                        ELBI      Antelope    Pro Forma          ELBI
                                                                (Historical)  (Historical)   Adjustment     Pro Forma
                                                               -------------  ------------  -----------   -----------
Interest income:
  Interest and fees on loans                                      14,782,000     8,766,000            -    23,548,000
  Income from lease finance receivables                            1,601,000             -            -     1,601,000
  Interest and dividend on securities                              1,968,000     1,516,000            -     3,484,000
  Interest on Federal funds sold                                     934,000       424,000            -     1,358,000
  Interest on deposits with other financial institutions              67,000       101,000            -       168,000
                                                               -------------  ------------  -----------   -----------
    Total interest income                                         19,352,000    10,807,000            -    30,159,000
Interest expense:
  Interest on deposits                                             7,570,000     2,741,000            -    10,311,000
  Debentures                                                          74,000             -            -        74,000
                                                               -------------  ------------  -----------   -----------
    Total interest expense                                         7,644,000     2,741,000            -    10,385,000
                                                               -------------  ------------  -----------   -----------
      Net interest income                                         11,708,000     8,066,000            -    19,774,000

Provision for loan and lease losses                                  515,000       700,000            -     1,215,000
                                                               -------------  ------------  -----------   -----------
Net interest income after provision for loan and lease losses     11,193,000     7,366,000            -    18,559,000

Non-interest income:
  Service charges on deposit accounts                              2,911,000     2,224,000            -     5,135,000
  Gain on sale of mortgage loans                                   1,727,000             -            -     1,727,000
  Other income                                                       261,000     2,293,000            -     2,554,000
                                                               -------------  ------------  -----------   -----------
    Total non-interest income                                      4,899,000     4,517,000            -     9,416,000
Non-interest expense:
  Salaries and employee benefits                                   6,816,000     4,160,000            -    10,976,000
  Occupancy and equipment                                          2,726,000     1,050,000            -     3,776,000
  Amortization of goodwill and other intangibles                     268,000             -            -       268,000
  Other                                                            5,460,000     3,449,000            -     8,909,000
                                                               -------------  ------------  -----------   -----------
Total non-interest expense                                        15,270,000     8,659,000            -    23,929,000
                                                               -------------  ------------  -----------   -----------

Income before taxes                                                  822,000     3,224,000            -     4,046,000
Income tax benefit (provision)                                     1,503,000    (1,130,000)           -       373,000
                                                               -------------  ------------  -----------   -----------
Net income                                                         2,325,000     2,094,000            -  $   4,419,000
                                                               -------------  ------------  -----------   -----------
                                                               -------------  ------------  -----------   -----------

Net income available to common                                 $   2,325,000   $ 2,094,000            -  $  4,419,000

Weighted average shares outstanding
  Basic                                                            2,650,386     2,781,615            -     5,432,001
  Diluted                                                          2,650,386     2,781,615            -     5,432,001
Earnings per share
  Basic                                                        $        0.88   $      0.75            -  $       0.81
  Diluted                                                      $        0.88   $      0.75            -  $       0.81


               See Accompanying Notes to Unaudited Pro Forma
                  Combined Condensed Financial Statements

      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
                         POOLING-OF-INTERESTS ACCOUNTING

NOTE 1: BASIS OF PRESENTATION

     Certain historical data of Antelope have been reclassified on a pro forma basis to conform to the Company's classifications. Weighted average share and per share data has been retroactively restated giving effect to the Company's 1 for 2 reverse split in September 1998.

NOTE 2: MERGER COSTS

     The pro forma combined condensed financial statements do not include management's current estimate of the aggregate estimated merger costs of $2,000,000 ($1,491,000 net of taxes, computed using the combined federal and state tax rate of 42%) expected to be incurred in connection with the Merger. The estimated aggregate costs, primarily comprised of anticipated cash charges, include the following:


                                                                (In Thousands)
Investment banking and other professional fees                         $  650

Employee reduction costs and conversion                                 1,450
                                                                 ------------
     Total                                                             $2,000
                                                                 ------------
                                                                 ------------

     Management's cost estimates are forward looking. While the costs represent management's current estimate of merger and restructuring costs that will be incurred, the ultimate level and timing of recognition of such costs will be based on the final merger and integration plan to be completed prior to consummation of the Merger. The integration plan and the resulting management plans detailing actions to be undertaken to effect the Merger will impact these estimates; the type and amount of actual costs incurred could vary materially from these estimates if future developments differ from the underlying assumptions used by management in determining its current estimate of these costs.

(c)  Exhibits.

          Exhibit 2.1 Agreement and Plan of Merger dated September 16, 1998 by and between the Company and AVB (incorporated by reference to the Company's Current Report on Form 8-K filed with the Commission on September 22, 1998.)

          Exhibit 99.1 Press release dated January 25, 1999 announcing completion of the Antelope Valley Bank merger (incorporated by reference to the Company's Current Report on Form 8-K filed with the Commission on January 29, 1999.)

                                      SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ELDORADO BANCSHARES, INC.


                                   By: /s/ Curt A. Christianssen
                                       --------------------------
                                       Curt A. Christianssen
                                       Senior Vice President

Dated: March 29, 1999